                                                                EXHIBIT 23.1




                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report dated June 27, 1997 (except with respect to certain of the matters discussed in Note 11 as to which the date is July 31, 1997) and to all references to our Firm included in or made a part of this Registration Statement.


                                                /s/ Arthur Andersen LLP


Birmingham, Alabama
August 4, 1997